UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2014, NN, Inc., a Delaware corporation (“NN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PMC Global Acquisition Corporation, a Michigan corporation (“Merger Sub”), Autocam Corporation, a Michigan corporation (“Autocam”), Newport Global Advisors, L.P., a Delaware limited partnership, solely in its capacity as a shareholder representative, and John C. Kennedy (“Kennedy”), solely in his capacity as a shareholder representative and with respect to certain sections of the Merger Agreement, pursuant to which and subject to the satisfaction or waiver of the conditions described therein, Merger Sub will merge with and into Autocam, with Autocam surviving as a wholly-owned subsidiary of NN (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement, NN will acquire Autocam for $244.5 million in cash, payable upon the closing of the Merger, $25 million of NN common stock (at a fixed value of $23 per share), issuable upon the closing of the Merger and the assumption of $30.5 million of indebtedness. The purchase price is subject to adjustment as described in the Merger Agreement.

Each of NN (with respect to itself and Merger Sub), Autocam, Newport and Kennedy have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements for a transaction of this nature, including, among others, restrictions on the operation of Autocam’s business prior to the closing of the Merger and certain restrictions on Autocam and Autocam’s affiliates and representatives ability to solicit, discuss or enter into any agreements regarding any third-party acquisition proposals. It is the intention of NN’s board of directors to consider Kennedy for a seat on its board, subject to Kennedy’s satisfaction of and compliance with NN’s corporate governance guidelines, code of business conduct and ethics and other board of director policies relating to nomination and qualification. The Merger Agreement provides for indemnification obligations of the Autocam shareholders to NN, and a portion of the purchase price will be held in escrow to secure these obligations.

The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any order that makes the Merger illegal or that restrains, enjoins or otherwise prohibits the closing of the Merger; (iii) the absence of a material adverse effect on Autocam and its subsidiaries since April 30, 2014, and (iv) the receipt of all approvals, consents and waivers required by the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including, among others, (i) by either party if (A) the Merger is not consummated on or before October 31, 2014, or such later date provided by the Merger Agreement, (B) any governmental order or lawsuit alleges that the Merger Agreement violates antitrust laws and, in the case of Autocam’s termination, NN is unwilling to resolve any objections raised in such governmental order or lawsuit, or (C) the breaching party fails to cure a material breach of the Merger Agreement within the earlier of 20 business days of receipt of notice of the breach or one business day before the Merger Agreement may be terminated as provided by the Merger Agreement, and such breach causes a failure of one or more of the representations, warranties covenants or agreements in the Merger Agreement; (ii) by Autocam if, after notice to NN that all of the conditions to the Merger have been satisfied and the closing of the Merger has not occurred by the time specified in the Merger Agreement, provided Autocam is ready, willing and able to close the Merger; and (iii) by NN or Autocam if any law or order making the closing of the Merger illegal or otherwise prohibited is passed or issued after the date of the Merger Agreement.

The Merger Agreement provides that if NN terminates the Merger Agreement under certain circumstances, Autocam will be required to pay NN a termination fee equal to $15 million. If Autocam or NN terminates the Merger Agreement under certain circumstances, NN will be required to pay Autocam a reverse termination fee equal to $15 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about NN or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of NN or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Merger Agreement, on July 18, 2014, the Company also entered into a financing commitment letter (the “Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association. The Commitment Letter provides a commitment, subject to customary conditions, to provide NN with financing for (i) the transactions contemplated by the Merger Agreement; (ii) the refinance of NN’s outstanding indebtedness; (iii) costs and expenses related to the Merger; and (iv) ongoing working capital and general corporate purposes (collectively, the “Financing”). The Financing is anticipated to consist of (i) a term loan facility in the aggregate principal amount of $350 million, and (ii) an asset-based credit facility in the aggregate principal amount of $100 million, each of which will be guaranteed by NN’s existing and future domestic subsidiaries.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

At the closing of the Merger and as a portion of the consideration for the Merger, NN will issue 1,086,957 shares of its common stock (at a fixed value of $23 per share), subject to certain adjustments as set forth in the Merger Agreement. The shares will be issued pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering to a single, sophisticated investor.

ITEM 8.01	OTHER EVENTS

On July 21, 2014, NN issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

On July 21, 2014, NN posted an investor presentation on its website to provide supplemental information regarding the Merger. A copy of the presentation is attached hereto as Exhibit 99.3.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 18, 2014, by and among NN, Inc., PMC Global Acquisition Corporation, Autocam Corporation, Newport Global Advisors, L.P., and John C. Kennedy.

99.1	Commitment Letter, dated as of July 18, 2014, by and among NN, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association.

99.2	Press Release of NN, Inc., dated July 21, 2014.

99.3	Investor Presentation Slides, dated July 21, 2014.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2014

NN, INC.

By:	/s/ William C. Kelly, Jr.
	Name:	William C. Kelly, Jr.
	Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 18, 2014, by and among NN, Inc., PMC Global Acquisition Corporation, Autocam Corporation, Newport Global Advisors, L.P., and John C. Kennedy.

99.1	Commitment Letter, dated as of July 18, 2014, by and among NN, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association.

99.2	Press Release of NN, Inc., dated July 21, 2014.

99.3	Investor Presentation Slides, dated July 21, 2014.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.